SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (date of earliest event reported)
                              September 17, 1999
                              ------------------

                              IVC INDUSTRIES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                    0-23624                          22-1567481
                    -------------------------------------------
           (Commission file number)     (IRS employer identification number)

                 500 Halls Mill Road, Freehold, New Jersey 07728
                 -----------------------------------------------
                    (Address of principal executive offices)

                Registrant's telephone number: (732) 308-3000

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ITEM 5. OTHER EVENTS

      On September 17, 1999, IVC Industries, Inc., ("IVC") entered into a Settlement Agreement with Hoffman-La Roche Inc. and Roche Vitamins Inc. (collectively, "Roche") in connection with Roche's alleged participation in an unlawful conspiracy to raise, fix, maintain and/or stabilize the price of vitamins in the United States and elsewhere in violation of Section 1 of the Sherman Antitrust Act and other wrongful anti-competitive conduct in violation of various federal and state laws.

      Pursuant to the terms of the Settlement Agreement, IVC agrees to release all claims it may have against Roche based on IVC's purchases of various vitamins from Roche since 1990 and to opt out of any settlement in connection with the class action, In re Vitamins Antitrust Litigation, Multi-District Litigation No. 1285, pending in the United States District Court for the District of Columbia (the "MDL Action").

      In exchange for IVC's release and IVC's agreement to opt out of any settlement in the MDL Action, IVC shall receive a settlement compensation package comprised of the following: (i) a $10 million cash payment; (ii) a price discount of 5% on future purchases by IVC from Roche up to $1 million per year over three years; and (iii) an advance, refundable in cash or stock, of $2.7 million on any payments that may be due to IVC under a Most Favored Nations Clause contained in the Settlement Agreement. Under the Most Favored Nations Clause, in the event that the MDL Action is settled and the settlement amount that IVC would have received thereunder exceeds $12.7 million, Roche agrees to make additional payments to IVC based on, and subject to certain adjustments to, the amounts recovered by the plaintiffs in the MDL Action.

      Pursuant to the terms of the Settlement Agreement, within five business days of its effective date (September 17, 1999), Roche shall pay to IVC $12.7 million, representing the $10 million cash payment and the $2.7 million advance on additional payments, if any, to be made under the Most Favored Nations Clause.

      This summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement attached hereto as an exhibit.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, IVC Industries, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IVC INDUSTRIES, INC.


                                    By: /s/ E. Joseph Edell
                                       ----------------------------
                                          E. Joseph Edell
                                          Chairman of the Board and
                                          Chief Executive Officer

Date: September 24, 1999


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                                  EXHIBIT INDEX

Exhibit      Description
-------      -----------

99.1        Agreement, dated September 17, 1999, by and between
            Hoffman-La Roche Inc. and Roche Vitamins Inc. and
            IVC Industries, Inc.

            Schedule A to the Agreement is omitted pursuant to Rule 601(b)(2) of Regulation S-K. Schedule A sets forth the dollar amount of sales from 1990 to 1998 by Roche to IVC of selected vitamins. This summary is qualified in its entirety by reference to such schedule.